***** Confidential material redacted and filed separately with the Commission.

Confidential Treatment Requested. Confidential portions of this document have been redacted and separately filed with the Commission.

Date: August 31, 1995

TO:	Yeda Research and Development Company Ltd.
P.O. Box 95
Rehovot 76100
ATTENTION: MR. *****

Dear Sirs,

Re: Amendment of Research and License Agreement

This letter, when counter-signed by an authorized representative of Yeda Research and Development Ltd. (“Yeda”) will constitute an agreement between Yeda and XTL Biopharmaceuticals Ltd. (formerly named Xenograft Technologies Ltd.-“XTL”) to extend the period of research under the Research and License Agreement entered into by Yeda and XTL on April 7, 1993 (the “R&L Agreement”) and otherwise to amend the R&L Agreement, as hereinafter provided (unless otherwise herein defined, all capitalized terms appearing herein having the meanings ascribed to them in the R&L Agreement):

1.	General

1.1.
XTL has advised Yeda that XTL contemplates promoting certain of its major activities by allowing third parties to develop and manufacture products using the results, including the products, obtained by XTL as a result, inter alia, of the exercise by it of the License granted by Yeda to XTL under the R&L Agreement and, subject to compliance with the provisions of the R&L Agreement (as herein amended), including those governing the grant of sublicences, Yeda has no objection thereto.

1.2.	XTL wishes to modify and diversify the rates of royalties due to Yeda under the R&L Agreement as hereinafter provided and Yeda agrees thereto.

1.3.	XTL wishes to receive, and Yeda is willing to grant to XTL, a grace period prior to commencement of certain royalty payments under the R&L Agreement, as hereinafter provided.

2.	Royalties

2.1.	Royalty Rates

Instead of the royalties payable as specified in Clause 7(d)(ii) of the R&L Agreement, and subject to Section 2.2 below, the royalties payable to Yeda by XTL in consideration of the Licence granted under the R&L Agreement, shall be as follows:

2.1.1.
***** percent) of Net Sales (as hereinafter defined) from sales by XTL of pharmaceutical products developed and/or made under and/or using the Licensed Patents and/or the Licensed Technology. “Net Sales” as used herein shall have the meaning ascribed to the term in the R&L Agreement, references therein to “the Products” being read as references to the pharmaceutical products referred to hereinbefore.

***** Confidential material redacted and filed separately with the Commission.

2.1.2.
***** percent) of all amounts received by XTL from third parties (except the amounts governed by Section 2.1.4 below) under or pursuant to agreements allowing such third parties the use of results, including products, developed and/or made by XTL under and/or using the Licensed Patents and/or the Licensed Technology, provided that if XTL shall be obliged to pay a royalty of more than ***** per cent) on any such amounts to a third party pursuant to a bona fide arms-length agreement with such third party (“a third party royalty”), then the rate of royalty payable to Yeda pursuant to this Section 2.1.2 on amounts subject to a third party royalty shall be reduced by the percentage - up to a maximum ***** per cent) - by which the third party royalty rate exceeds ***** per cent), so that if, for example, the third party royalty rate is ***** per cent) the rate of royalty payable to Yeda pursuant to this Section 2.1.2 shall be ***** per cent), and if, as a further example, the third party royalty rate is ***** per cent), the rate of royalty payable to Yeda pursuant to this Section 2.1.2 shall be reduced by ***** per cent).

2.1.3.
***** percent) of all amounts received by XTL from a third party payable upon XTL reaching milestones specified in an agreement with such third party providing for performance of development activities by XTL for such third party under and/or using the Licensed Patents and/or the Licensed Technology.

2.1.4.
***** percent) of all amounts received by XTL under or pursuant to agreements with third parties granting such third parties the right to use chimeric mammals or other animal models (collectively, “Models”) made and/or developed by XTL under and/or using the Licensed Patents and/or the Licensed Technology or granting such third parties the right to produce Models under and/or using the Licensed Patents and/or the Licensed Technology.

2.1.5.
***** percent) of all amounts received by XTL as a result of any activities under and/or using the Licensed Patents and/or the Licensed Technology (including the grant of sublicences to third parties to carry out activities under and/or using the Licensed Patents and/or the Licensed Technology),, other than those specified in Sections 2.1.1, 2.1.2, 2.1.3 or 2.1.4 above. Where the amounts received by XTL are the result of activities not involving the grant of sublicences to third parties (“Direct Activities”) and are amounts received in a transaction other than at arms length, the royalty due to Yeda shall be calculated on the amount that would have been received by XTL in a transaction at arms length.

2.1.6.
For the avoidance of doubt, it is expressly stated that royalties shall not be due pursuant to Sections 2.1.2, 2.1.4 or 2.1.5 above on funds received by XTL which are paid by a third party in order to cover, and are actually applied by XTL in covering, the cost of research and development by XTL for such third party of products generating any of the amounts in respect of which royalties are payable pursuant to Sections 2.1.2, 2.1.4 or 2.1.5 above.

***** Confidential material redacted and filed separately with the Commission.

2.1.7.
For the avoidance of doubt, it is expressly stated, that nothing in this Section 2.1 above or elsewhere in this letter shall be deemed to derogate from the provisions of Clause 7(c) of the R&L Agreement governing the grant of sublicences.

2.2.	Commencement of Payment of Royalties

Royalties due under the R&L Agreement (as herein amended) shall become payable as follows:

2.2.1.
XTL's obligation to pay royalties to Yeda pursuant to Sections 2.1.1, 2.1.2 or 2.1.5 above, shall relate only to amounts received by and/or due to XTL on or after the “Due Date” (as hereinafter defined). The “Due Date” means the earlier of the following dates: (a) the date of expiry of the period of 3 years commencing on the date XTL first receives an amount in respect of which royalties were or would have been due to Yeda pursuant to any of Sections 2.1.1, 2.1.2, 2.1.4 and 2.1.5 (assuming this Section 2.2.1 did not exist), and (b) the date on which the aggregate amount received by XTL in respect of which royalties would have been due to Yeda pursuant to Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4 and 2.1.5 (assuming this section 2.2.1 and section 2.2.2 below did not exist) *****.

2.2.2.
XTL’s obligation to pay royalties to Yeda pursuant to Section 2.1.3 above shall apply to all amounts subject to royalty under that Section whenever received, provided that actual payment of royalties due to Yeda pursuant to that Section on amounts received by XTL before the Due Date shall be due and made within 30 days of the Due Date.

2.2.3.
Subject to the provisions of this Section 2.2 above, the provisions of Clause 7(d)(iii) of the R&L Agreement shall apply, mutatis mufandis, to the royalties payable to Yeda pursuant to Section 2.1 above, references to “Net Sales” in the said Clause 7(d)(iii) being deemed references to “Net Sales” as defined in Section 2.1.1 above for the purpose of that Section and to amounts received by XTL from Direct Activities (as defined in Section 2.1.5 above) and references to “Sublicensing Receipts” in Clause 7(d)(iii) being deemed references to amounts subject to royalty payment to Yeda pursuant to Sections 2.1.2, 2.1.3, 2.1.4 or 2.1.5 above (not being amounts resulting from Direct Activities (as defined in Section 2.1.5 above)).

2.2.4.
For the avoidance of doubt, it is expressly stated that there shall be no grace period of any kind regarding payment of royalties pursuant to Section 2.1.4 above and they shall be paid on the periodic basis specified in Clause 7(d)(iii) of the R&L Agreement.

2.3.	For the avoidance of doubt, it is expressly stated that the periods during which royalties shall be payable under the R&L Agreement shall be as follows:

2.3.1.	Payment of royalties pursuant to Section 2.1.1 shall commence as provided in Section 2.2 and shall continue with respect to sales of any pharmaceutical product as follows:

(aa)
if the product sold is made and/or sold in a country where a Licensed Patent or Patents issue including claims covering, in whole or in part, such product or the manufacture thereof-then, (i) until the date of expiry of the last of the Licensed Patents covering such product in such country to expire, plus the relevant grace period (as hereinafter defined), or (ii) until termination of the ***** commencing on the date of the first commercial sale after the Due Date of such product in such country, whichever is the longer period;

***** Confidential material redacted and filed separately with the Commission.

(bb)
on sales of a product made and sold in any other country, until the date of expiry of a period of ***** commencing on the date of the first commercial sale, after the Due Date, of such product in such country.

2.3.2.	Payment of royalties pursuant to Section 2.1.2 shall commence as provided in Section 2.2 and shall continue as follows:

(aa)
payment of royalties on amounts paid to XTL and attributable to activities of the paying third parry under a Licensed Patent or Patents in a particular country shall continue until the expiry of the last to expire of the said Licensed Patents, plus the relevant grace period (as hereinafter defined), or (ii) until termination of the ***** commencing on the first date, after the Due Date, on which XTL receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.2, whichever is the longer period;

(bb)
payment of royalties on amounts paid to XTL and attributable to activities of the paying third party in a particular country in which there is no Licensed Patent shall continue until termination of the ***** commencing on the first date, after the Due Date, on which XTL receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.2;

(cc)
payment of royalties on amounts paid to XTL and not attributable to the paying third party's activities in any particular country, shall continue until the expiry of the last to expire of any Licensed Patents sublicensed to the third party under the agreement with it, or (ii) until the date of expiry of a period of ***** commencing on the first date, after the Due Date, on which XTL receives an amount relating to activities in any country included in the countries covered by such agreement on which a royalty is due to Yeda pursuant to Section 2.1.2, whichever is the longer period.

2.3.3.	Payment of royalties pursuant to Section 2.1.3 shall commence as provided in Section 2.2 and shall continue as follows:

(aa)
payment of royalties on amounts paid to XTL and attributable to activities of XTL or of the paying third party under a Licensed Patent or Patents in a particular country shall continue until the expiry of the last to expire of the said Licensed Patents, or (ii) until termination of the ***** commencing on the date on which XTL first receives or (assuming section 2.2.2 above did not exist) would have been entitled to receive an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.3, whichever is the longer period,

***** Confidential material redacted and filed separately with the Commission.

(bb)
payment of royalties on amounts paid to XTL and attributable to activities of XTL or the paying third party in a particular country in which there is no Licensed Patent shall continue until termination of the ***** commencing on the date on which XTL first receives or (assuming section 2.2.2 above did not exist) would have been entitled to receive an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.2;

(cc)
payment of royalties on amounts paid to XTL and not attributable to XTL's or the third party's activities in any particular country shall continue until the expiry of the last to expire of any Licensed Patents under which such activities are or may be performed in terms of the agreement with the third party, or (ii) until the date of expiry of a period of ***** commencing on the date on which XTL first receives or (assuming section 2.2.2 above did not exist) would have been entitled to receive an amount relating to activities in any country covered by such agreement on which a royalty is due to Yeda pursuant to Section 2.1.3, whichever is the longer period.

2.3.4.	Payment of royalties pursuant to Section 2.1.4 shall commence as provided in Section 2.2 and shall continue as follows:

(aa)
payment of royalties on amounts paid to XTL and attributable to activities of the paying third party under a Licensed Patent or Patents in a particular country shall continue until the expiry of the last to expire of the said Licensed Patents, or (ii) until termination of the ***** commencing on the date on which XTL first receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.4, whichever is the longer period;

(bb)
payment of royalties on amounts paid to XTL and attributable to activities of the paying third party in a country in which there is no licensed Patent shall continue until termination of the ***** commencing on the date on which XTL first receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.4;

(cc)
payment of royalties on amounts paid to XTL and not attributable to the third party's activities in any particular country shall continue, until the expiry of the last to expire of any Licensed Patents sublicensed to the third party under the agreement with it, or (ii) until the date of expiry of a period of ***** commencing on the date on which XTL first receives an amount relating to activities in any country covered by such agreement on which a royalty is due to Yeda pursuant to Section 2.1.4, whichever is the longer period.

2.3.5.	Payment of royalties pursuant to Section 2.1.5 shall commence as provided in Section 2.2 and shall continue as follows:

(A)	where the royalties are on amounts received by XTL on any Direct Activity, the duty to pay royalties shall continue:

***** Confidential material redacted and filed separately with the Commission.

(aa)
if the activity or any part thereof is carried out in any country under a Licensed Patent or Patents-then, until the date of expiry of the last of such Licensed Patents to expire, plus the relevant grace period (as hereinafter defined), or (ii) until termination of the ***** commencing on the first date, after the Due Date, on which XTL first receives an amount as a result of that activity in that country, whichever is the longer period;

(bb)
if the activity is carried out in any other country, until the date of expiry of a period of ***** commencing on the first date, after the Due Date, on which XTL receives an amount as a result of that activity in that country;

(B)	Where the royalties are due on amounts received by XTL on activities not being a Direct Activity, the duty to pay royalties shall continue as follows::

(aa)
payment of royalties on amounts paid to XTL and attributable to activities of the paying third party under a Licensed Patent or Patents in a particular country shall continue until the expiry of the last to expire of the said Licensed Patents, plus the relevant grace period (as hereinafter defined), or (ii) until termination of the ***** commencing on the first date, after the Due Date, on which XTL receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.5, whichever is the longer period;

(bb)
payment of royalties on amounts paid to XTL and attributable to activities of the paying third party in a particular country in which there is no Licensed Patent shall continue until termination of the ***** commencing on the first date, after the Due Date, on which XTL receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.5;

(cc)
payment of royalties on amounts paid to XTL and not attributable to the third party's activities in any particular country shall continue, until the last to expire of any Licensed Patents sublicensed to the third party under the agreement with it, or (ii) until the date of expiry of a period of ***** commencing on the first date, after the Due Date, on which XTL receives an amount relating to activities in any country covered by such agreement on which a royalty is due to Yeda pursuant to Section 2.1.5, whichever is the longer period.

2.4.
The “relevant grace period” for the purpose of any of subsections 2.3.1, 2.3.2 and 2.3.5 above, shall mean the period by which commencement of payment of royalties due under subsections 2.1.1, 2.1.2 and 2.1.5, respectively, has been delayed, pursuant to Section 2.2 above.

2.5.
The License granted under the R&L Agreement shall remain in force (if not previously terminated according to the provisions of the R&L Agreement (as amended hereby)) for the purpose of each of the activities specified in Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4 and 2.1.5, as long as there is a duty to pay royalties in respect of such activity, as provided in Section 2.3 above. Clause 7(b)(iii) of the R&L Agreement is replaced by the provisions of this Section 2.5 above.

***** Confidential material redacted and filed separately with the Commission.

3.	Payments for Sponsored R&D

3.1.
Subject to the amendments contained herein, the period of research which XTL is obliged to fund under the R&L Agreement is hereby extended by 1 (one) year and shall continue until August 31, 1996 (the “Extension Period”).

3.2.
XTL shall pay Yeda an aggregate amount in New Israel Sheqels equal (at the representative rate of exchange in force on the date of payment) to ***** (plus VAT against VAT invoice) in consideration of Yeda’s undertaking to procure the performance (under the supervision of *****) of research in the Extension Period in accordance with the Research Plan and the Budget attached hereto as Appendices “A” and “B”, respectively, as follows:

3.2.1.	An amount in New Israel Sheqels equal (at the representative rate of exchange in force on the date of payment) to ***** (plus VAT against VAT invoice) on March 31, 1996;

3.2.2.	An amount in New Israel Sheqels equal to ***** (plus VAT against VAT invoice) on each of May 15, 1996 and July 31, 1996.

3.3.
Simultaneously with counter-signature hereof by Yeda, XTL shall provide Yeda with a bank guarantee from an Israeli bank, in form acceptable to Yeda, in order to secure XTL’s obligations under Sections 3.2.1 and 3.2.2 above. ***** of the bank charges and commissions actually paid by XTL to the issuing bank in respect of the bank guarantee shall be reimbursed by Yeda to XTL, against proof of the amount paid by XTL, forthwith upon receipt by Yeda of the amount payable by XTL pursuant to Section 3.2.1 above.

4.	Entire Agreement

Except as set forth in this letter, all the terms of the R&L Agreement shall remain unchanged. The R&L Agreement, as amended hereunder, sets forth the entire understanding between Yeda and XTL regarding the R&L Agreement (except as supplemented by written instrument of even or subsequent date), and supersedes any other prior agreement or understanding, oral or written.

Please indicate your acceptance of the terms of this letter by affixing your signature below.

Very truly yours,
XTL Biopharmaceuticals Ltd.
Martin Becker, Ph.D.
President and CEO

Agreed and Accepted:
Yeda Research and Development Company Ltd.
By: *****, President / Prof. *****, Chairman of the Board of Directors

***** Confidential material redacted and filed separately with the Commission.

Research Plan

1.	Milestones for Contract Research: Year 1

A.	*****

B.	*****

2.	Basic Research: Year 1

A.	*****

B.	*****

C.	*****

Note that confidential treatment has been requested and one (1) page of material has been omitted and filed separately with the Commission.

***** Confidential material redacted and filed separately with the Commission.

Budget

1.	*****
a.	*****
b.	*****
c.	*****
d.	*****

2.	*****
a.	*****
b.	*****
c.	*****
d.	*****
e.	*****

*****

Note that confidential treatment has been requested and one (1) page of material has been omitted and filed separately with the Commission.

Date: 13 February, 1996
To:
Yeda Research and Development Co (Yeda)

Dear Sirs,

Research and Development Agreement between XTL Biopharmaceuticals Ltd. ("XTL") and Neoprobe Corporation (“Neoprobe”)

With reference to the Research and Development Agreement between XTL Biopharmaceuticals Ltd. and Neoprobe Corporation dated as of February 13, 1996 (“the Research Agreement”), XTL, hereby confirms, acknowledges and agrees:

(a)	that any agreement by XTL to the amendment of the Research Agreement (and/or Exhibit B thereto) requires Yeda’s prior written consent;
(b)	that any agreement by XTL to the sublicensing or assignment of the Research Agreement (and/or Exhibit B thereto) by Neoprobe requires Yeda’s prior written consent;
(c)	that any assignment by XTI. of its rights and obligations under the Research Agreement (and/or Exhibit B thereto) requires Yeda’s prior written consent;
(d)
that if XTL shall grant its agreement in either of the cases specified in subparagraphs (a) or (b) without first obtaining Yeda’s prior written consent thereto or purport to make an assignment without first obtaining Yeda's prior written consent as required in subparagraph (c), XTL, shall be in material breach of the Research and License Agreement dated as of April 7, 1993 between Yeda and XTL (as amended) ("the RLA”);

(e)	that at Yeda’s request, XTL will exercise its right under Exhibit B of the Research Agreement to inspect the books and accounts of Neoprobe;
(f)
that Yeda’s consent to the Research Agreement in no way derogates from the provisions of the RLA, including - without limitation - Paragraph 7(c)(iv) thereof, or from Yeda's rights and XTL's obligations thereunder;

(g)
that, at Yeda's request, XTL will exercise its legal rights under the Research Agreement (and/or Exhibit B thereto) against Neoprobe in the event of a breach of the Research Agreement (and/or Exhibit B thereto) by Neoprobe having an adverse effect for Yeda, including - without limitation - failure by Neoprobe to pay royalties due to XTL, under the Research Agreement.

Yours Faithfully,
XTL Biopharmaceuticals Ltd.

Agreed:
Yeda Research and Development Co. Ltd.

February 13, 1996

To:
Yeda Research and Development Co. Ltd. (Yeda)

Dear Sirs,

Research and Development Agreement between XTL Biopharmaceuticals Ltd (“XTL”) and Neoprobe Corporation (“Neoprobe”)

With reference to the Research and Development Agreement between XTL Biopharmaceuticals Ltd. and Neoprobe Corporation dated as of February 13, 1996 (“the Research Agreement"). XTL hereby confirms, acknowledges and agrees:

(a)	that any agreement by XTL to the amendment of the Research Agreement (and/or Exhibit B thereto) requires Yeda's prior written consent;
(b)	that any agreement by XTL the sublicensing or assignment of the Research Agreement (and/or Exhibit B thereto) by Neoprobe requires Yeda’s prior written consent;
(c)	that any assignment by XTL of its rights and obligations under the Research Agreement (and/or Exhibit B thereto) requires Yeda’s prior written consent;
(d)
that if XTL shall grant its agreement in either of the cases specified in subparagraphs (a) or (b) without first obtaining Yeda’s prior written consent thereto or purport to make an assignment without first obtaining Yeda's prior written consent as required in subparagraph (c), XTL shall be in material breach of the Research and License Agreement dated as of April 7, 1993 between Yeda and XTL (as amended) (“the RLA”);

(e)	that at Yeda’s request, XTL will exercise its right under Exhibit B of the Research Agreement to inspect the books and accounts of Neoprobe;
(f)
that Yeda's consent to the Research Agreement in no way derogates from the provisions of the RLA, including - without limitation - Paragraph 7(c)(iv) thereof, or from Yeda’s rights and XTL’s obligations thereunder;

(g)
that, at Yeda's request, XTL will exercise its legal rights under the Research Agreement (and/or Exhibit B thereto) against Neoprobe in the event of a breach of the Research Agreement (and/or Exhibit B thereto) by Neoprobe having an adverse effect for Yeda, including - without limitation - failure by Neoprobe to pay royalties due to XTL under the Research Agreement.

Yours Faithfully,
XTL Biopharmaceuticals Ltd.

Agreed:
Yeda Research and Development Co. Ltd.

February 13, 1996

Yeda Research and Development Co. Ltd.
P.O. Box 95
Rehovot 76100
Israel

Re:	“Research and Development Agreement” Between XTL Biopharmaceuticals Ltd. and Neoprobe Corporation

Gentlemen:

In this subject agreement dated February 13, 1996, XTL granted an exclusive license to Neoprobe for the results of certain XTL research from XTL. This research will be based on certain XTL disease modeling and target agent technology. By this letter, Yeda Research and Development Company Limited (“Yeda”) and Neoprobe agree to the following:

a.	Yeda acknowledges and consents to the Research and Development Agreement between XTL and Neoprobe and to the Sublicense Agreement attached therein;

b.	Neoprobe confirms that Yeda is a third party beneficiary under the Research and Development Agreement as stated therein;

c.
Yeda agrees that, in the event that XTL defaults on the Research and License Agreement between XTL and Yeda dated as of April 7, 1993 (as amended) (the “RLA”), then, unless Yeda terminates the RLA, the exclusive grant described in Article 6.1 of the Research and Development Agreement (and the rest of the Research and Development Agreement) and the Sublicense Agreement attached thereto will not be affected. If the RLA is terminated for any reason, the Research and Development Agreement will terminate automatically (except for Articles 2.1.3, 3, 4.1 (a) - (e) and (f) (provided that the grant under Article 6.1 still is in effect) and 4.2, 5, 7 and 11 thereof, which shall survive), but the grant in Article 6.1 of the Research and Development Agreement and the Sublicense Agreement attached thereto shall be assumed (if still in force) by Yeda directly, subject to Neoprobe’s continued performance under the Sublicense Agreement, which obligations will, in such circumstances, be deemed to be owed directly to Yeda. For the guidance of all doubt, it is expressly stated that except for the assumption of Article 6.1 and the Sublicense Agreement as aforesaid, Yeda will not assume the research and development of any other aspects of the Research and Development Agreement, will not under any circumstances be obliged to indemnify Neoprobe in respect of any claims, and will not be subject to Article 4 of the Sublicense Agreement.

d.
Neoprobe acknowledges that any agreement by XTL to any amendment to the Research and Development Agreement requires XTL to obtain Yeda’s prior written consent, which consent will not be unreasonably withheld; and

e.
Neoprobe agrees that it will not make mention of the name of Yeda or the Weizmann Institute or any of the scientists thereof in any advertising, sales, literature, promotional material, other publications, private placement memoranda, public offering registration statements and the like, unless the prior written approval of Yeda thereto has been obtained (such approval not to be unreasonably withheld) and except as required by law. Once an approval has been granted by Yeda to a certain form of words for use in a particular context, then the same form of words can be used again by Neoprobe in the same context, without further approval from Yeda.

Includes confidential material redacted in the to-be-publicly-filed copy of the Agreement.

Please sign and date the attached copy of this letter and return it to me for my files.

Neoprobe Corporation
*****

Agreed and Accepted:
Yeda Research and Development Company Ltd.
*****    *****
*****    *****

Agreed:
XTL Biopharmaceuticals Ltd.
Martin Becker, President